                            EXHIBIT 4

               SECOND AMENDMENT TO LOAN AGREEMENT

         THIS AMENDMENT TO LOAN AGREEMENT, made and entered into as of the 31st day of May, 1994, by and between FIRST INTERSTATE BANK OF OREGON, N.A. (hereinafter referred to as "Bank"), and BARRETT BUSINESS SERVICES, INC. (hereinafter referred to as "Borrower").

                            RECITALS:

         The parties entered into a loan agreement dated as of August 12, 1993 (as amended from time to time the "Agreement"), and the parties now desire to amend the Agreement as hereinafter provided. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         NOW, THEREFORE, the parties mutually agree as follows:

         1. Section 1 of the Agreement is hereby amended and restated as follows:

    "1. LOAN(S). Subject to the terms and conditions of this Agreement, Bank agrees to make (a) a loan or loans on a revolving basis up to and including May 31, 1995, in the maximum aggregate amount outstanding at any one time of Four Million and No/100 Dollars ($4,000,000.00) to Borrower for the purpose of working capital support ('Revolving Loan'), and (b) a term real estate loan in the maximum amount of Six Hundred Ninety-three Thousand Seven Hundred Fifty and No/100 Dollars ($693,750.00) ('Real Estate Loan'). The Revolving Loan and Real Estate Loan shall be referred to collectively as the 'Loans'. The Loans shall be evidenced by promissory notes substantially in the form of Exhibits A and B attached hereto and by this reference incorporated herein ('Notes')."

The attached Exhibit A which is by this reference incorporated herein shall replace the current Exhibit A, and Exhibit B shall remain the same.

         2. The obligation of Bank under this Amendment is subject to the condition that, on or prior to May 31, 1994 (the "Amendment Closing Date"), there shall have been delivered to Bank, in form and substance satisfactory to Bank and its counsel:

              (a) A copy of a resolution or resolutions passed by the Board of Directors of Borrower, certified by the Secretary or Assistant Secretary of Borrower as being in full force and effect on the Amendment Closing Date, authorizing the Borrowings herein provided for and the execution, delivery, and performance of this Amendment, the Notes, and any other instrument or agreement required hereunder.

              (b) A certificate, signed by the Secretary or Assistant Secretary of Borrower and dated the Amendment Closing Date, as to the incumbency of the person or persons authorized to execute and deliver this Amendment, the Notes, or any other instrument or agreement required hereunder on behalf of Borrower.

              (c)  Certificate, signed by the Secretary or
Assistant Secretary of Borrower and dated the Amendment Closing
Date, substantially in the form of Attachment 1 attached hereto and by this reference incorporated herein.

              (d) A new revolving Note, duly executed, which is hereinafter included in the definition of "Loan Documents."

              (e)  Payment of a fee of Twenty Thousand and No/100
Dollars ($20,000.00).

         3. Except as herein amended, each and all of the terms and provisions of the Agreement shall be and remain in full force and effect during the term thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement, in duplicate, as of the date first hereinabove written.

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BANK TO BE ENFORCEABLE.

         Borrower hereby acknowledges receipt of a copy of this Amendment.

BARRETT BUSINESS SERVICES, INC.   FIRST INTERSTATE BANK OF
                                  OREGON, N.A.


By /s/ Jack D. Williamson, Jr.    By  /s/ Larry Ellis

Title Secretary/Treasurer         Title  AVP

                                                     May 31, 1994

                      OPTIONAL ADVANCE NOTE

         On May 31, 1995, the undersigned promises to pay in lawful money of the United States of America, to the order of FIRST INTERSTATE BANK OF OREGON, N.A. ("Bank"), at its Oregon Corporate Division ("OCD"), 1300 S.W. Fifth Avenue, P.O. Box 3131, Portland, Oregon 97208, the principal sum of Four Million and No/100 Dollars ($4,000,000.00), or so much thereof as shall have been advanced by Bank to undersigned and not repaid, together with interest thereon from the date of such advance.

         This Note is given to avoid the execution by undersigned of an individual note for each advance by Bank to undersigned.
In consideration thereof, undersigned agrees that Bank's record entries of transactions pursuant to this Note, together with Bank's written advice of charges, shall be conclusive evidence of borrowings, charges, and payments made pursuant hereto.

         Interest shall accrue on the daily outstanding principal owing hereon at the per annum rate of Bank's Prime Rate of interest in effect from time to time. Bank's Prime Rate refers to Bank's publicly announced prime rate which is a base rate used to price some loans. It may not be the lowest rate at which Bank makes any loan. Each change in said rate is to become effective on the effective date of each change announced by Bank. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable, and actual days elapsed.

         Interest shall be payable on the last business day of each month, beginning June 30, 1994, based on the daily outstanding unpaid principal balances during the preceding month. The unpaid balance of this obligation at any time shall be the aggregate amount advanced hereunder, plus accrued interest, less the amount of payments made hereon by or for the undersigned.

         Advances hereunder may be made by Bank at the oral or written request of William W. Sherertz or Jack Williamson, who are each authorized to request advances until written notice of the revocation of such authority is received by Bank at its OCD. Any such advances or advances made by Bank in the good faith belief that William W. Sherertz or Jack Williamson made such request, shall be conclusively presumed to have been made to or for the benefit of undersigned when such amounts are deposited to the credit of account number 003 0181390 of undersigned at Bank's Head Office Branch ("Branch"), regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account or may have made such requests.

         Payment of interest hereunder shall be made when due. Bank is hereby authorized to charge undersigned's account number 003 0181390 for the amount of interest due on the due dates. Repayments of principal shall be made by charging undersigned's account number 003 0181390 at the oral or written request of William W. Sherertz or Jack Williamson. Bank shall send undersigned an advice of any such charges when made.

         All communications, instructions or directions by telephone or otherwise to Bank are to be directed to Bank's OCD.

         Upon the occurrence of an Event of Default (as defined in the Loan Agreement), then, at the option of the holder of this Note, without prior notice, the entire indebtedness represented hereby shall immediately become due and payable. Failure or delay of the holder to exercise this option shall not constitute a waiver of the right to exercise the same in the event of subsequent default, or in the event of continuance of any existing default after demand for the performance of the terms hereof.

         Undersigned shall pay upon demand any and all expenses, including reasonable attorneys fees, incurred or paid by the holder of this Note without suit or action in attempting to collect funds due under this Note. In any suit or action instituted for the collection of any sums due hereunder, the prevailing party shall be entitled to recover such sum as the court may adjudge reasonable for its attorneys fees, both in the trial court and any appellate court.

         This Note is subject to the terms and conditions of that certain loan agreement dated August 12, 1993, between the undersigned and Bank, as amended from time to time ("Loan
Agreement").

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BANK TO BE ENFORCEABLE. UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THIS NOTE.

                        BARRETT BUSINESS SERVICES, INC.

                        By  /s/ Jack D. Williamson, Jr.

                        Title   Secretary/Treasurer